Exhibit 10.6

THIS DOCUMENT PREPARED BY:

Randolph J. Rush, Esq.

Winderweedle, Haines, Ward

   & Woodman, P.A.

Post Office Box 880

Winter Park, Florida  32790-0880

ASSUMPTION AND MODIFICATION AND SPREADER AGREEMENT

THIS ASSUMPTION AND MODIFICATION AND SPREADER AGREEMENT (“Assumption”) is made as of the 12th day of October, 2012, by and among IMESON WEST I, LLC, a Florida limited liability company, having a mailing address of 3600 Vineland Road, Suite 101, Orlando, Florida 32811 (“Assignor”), GIT IMESON PARK FL, LLC, a Delaware limited liability company, having a mailing address of 450 S. Orange Avenue, Orlando, Florida 32801 (“Assignee”), and THRIVENT FINANCIAL FOR LUTHERANS, a Wisconsin corporation, having an address of Thrivent Financial for Lutherans, Attention: Loan Administration - Mortgage and Real Estate Investments, 625 Fourth Avenue South, Minneapolis, Minnesota 55415 (“Lender”).

R E C I T A L S

A.        Lender made a loan to Assignor in the original principal sum of Thirty Million and No/100 Dollars ($30,0000,000.00) (“Loan”). The Loan is evidenced by that certain Promissory Note made by the Original Borrower to the order of Lender dated August 27, 2007, as modified by that certain Note Modification Agreement dated November 18, 2008 (as modified, the “Note”). The outstanding principal balance under the Note as of the date hereof is TWENTY-SIX MILLION SEVEN HUNDRED TWENTY-NINE THOUSAND THREE HUNDRED SIXTY-THREE and 81/100 Dollars ($26,729,363.81).

B.        The Note is secured by, among other things, that certain Construction/Permanent Mortgage and Security Agreement and Fixture Financing Statement given by Assignor to Lender, dated August 27, 2007 and recorded in Official Records Book 14158, Page 1311, Public Records of Duval County, Florida (the “Mortgage”) against the real property described in Exhibit A attached hereto and incorporated herein by this reference (“Mortgaged Property”).

C.        The Note also is secured by that certain Assignment of Leases and Rents dated August 27, 2007, and recorded at Official Records Book 14158, Page 1364, Public Records of Duval County, Florida (“Assignment”), pursuant to which the Assignor assigned to Lender all of Assignor’s rights, interests and privileges under the Leases (as defined in the Assignment) and rents derived therefrom.

D.        The Note, Mortgage, Assignment, and all other documents executed by the Assignor and/or Lender in connection with the Loan are incorporated herein by this reference and shall be referred to hereafter collectively as the “Loan Documents”. The term “Loan Documents” as used in this Assumption shall specifically exclude that certain Amended and Restated Completion Guaranty dated November 18, 2008 and effectively dated September 1, 2008, by and between Lender, Florida Crown Development Corp. (“Florida Crown”) and Assignor (the “Completion Guaranty”).

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E.        Assignor has requested the consent of Lender to convey the Mortgaged Property to Assignee and Lender has consented to such request subject to the terms of this Assumption.

F.        The parties desire to spread the lien of the Mortgage, Assignment and other Loan Documents to encumber additional property, and to amend the description of the Mortgaged Property.

NOW, THEREFORE, in consideration of the foregoing recitals, the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.        Recitals.   The foregoing recitals are hereby restated and made a material part of this Assumption.

2.        Assignment of Interest.     Assignor hereby grants, bargains, sells, conveys, transfers and assigns to Assignee, effective as of the date hereof, all of Assignor’s right, title and interest, and obligations in and under the Loan Documents.

3.        Consents.    Lender hereby consents to (i) the conveyance of the Mortgaged Property from Assignor to Assignee, (ii) the assignment of the Loan Documents from Assignor to Assignee, and (iii) Assignee’s assumption of the rights and obligations of Assignor under the Loan Documents, all pursuant to the terms of this Assumption.

4.        Release of Liability.    Lender hereby releases Assignor from any liability for obligations contained in the Loan Documents arising after the date of this Assumption; provided, however, and notwithstanding anything contained herein to the contrary, Assignor is not being released from any liability Assignor has or may have for the obligations contained in the Loan Documents, first arising on or prior to the date of this Assumption.

5.        Acceptance and Assumption of Obligations.   Assignee hereby accepts such grant, transfer and assignment of the Assignor’s rights and obligations under the Loan Documents, and hereby agrees, from and after the date hereof, to pay the Note and the Mortgage according to the terms thereof, and hereby assumes and agrees to perform and be bound by all of the terms, covenants, conditions, undertakings, liabilities, and obligations of Assignor under the Loan Documents first arising from and after the date hereof. Notwithstanding the exclusion of the Completion Guaranty from the Loan Documents assumed hereunder, Lender acknowledges that the obligations of Florida Crown, as guarantor, under the Completion Guaranty have been satisfied and that the Completion Guaranty is no longer of any force or effect.

6.        Grant of Security Interest.  Assignee hereby grants to Lender a security interest, within the meaning of Uniform Commercial Code as adopted in the State in which the Mortgaged Property is located, in favor of Lender in the Mortgaged Property to the extent that a security interest may be granted therein under the terms of the Uniform Commercial Code in place under the laws of the State in which the Mortgaged Property is located. Assignee hereby authorizes Lender to file any Uniform Commercial Code financing statements deemed appropriate by Lender to perfect the security interest hereby granted by Assignee to Lender, together with any renewal or continuations of such financing statements.

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Exhibit 10.5

7.        Assignor’s Indemnification.   Assignor hereby agrees to indemnify, defend and hold each of Lender and Assignee harmless from all claims, liabilities, damages, losses, demands, judgments, costs or expenses (including actual attorneys’ fees and costs) made against or suffered by Lender and Assignee, as the case may be, which relate to any obligations of Assignor under the Mortgage accruing, to be performed or arising out of events occurring prior to the date hereof in respect of the Loan Documents or the Mortgaged Property.

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8.         Assignee’s Indemnification.   Assignee hereby agrees to indemnify, defend and hold each of Assignor and Lender harmless from all claims, liabilities, damages, losses, demands, judgments, costs or expenses (including actual attorneys’ fees and costs) made against or suffered by Assignor or Lender, as the case may be, which relate to any obligations of Assignee, arising out of events occurring on or after the date hereof in respect of the Loan Documents or the Mortgaged Property.

9.         Assignor’s Representations.   Assignor represents and warrants to and for the benefit of Assignee and Lender that as of the date hereof:

(a)        The execution, delivery and performance of this Assumption has been duly authorized by the governing authorities of Assignor and no other action of Assignor or any other party related to Assignor is a prerequisite to the execution, delivery and performance of this Assumption.

(b)        The Loan Documents are in full force and effect.

(c)        The Loan Documents have not been amended, modified, supplemented or assigned except as set forth herein.

(d)        There are no defaults nor any events, which with the passage of time or notice, shall constitute a default by Assignor under the Loan Documents.

(e)        Assignor has no defense as to any of its obligations under the Loan Documents.

(f)        The representations and warranties contained in the Loan Documents are true, correct and complete as of the date hereof.

10.       Assignee’s Representations.   Assignee represents and warrants to and for the benefit of Assignor and Lender that as of the date hereof:

(a)        Assignee has delivered to Lender a true, correct and complete copy of its Certificate of Formation and Limited Liability Company Agreement, and such instruments have not been modified, amended or otherwise changed since the date thereof and all documents required to be filed in connection with the conduct of Assignee’s business have been filed in all appropriate offices.

(b)        All statements, representations, and warranties contained in any writing previously delivered by Assignee to Lender in connection with the transfer of the Loan are true and correct in all material respects, and to the best of Assignee’s knowledge all obligations of Assignee and all conditions to the making of the transfer of the Loan have been performed and satisfied in all material respects.

(c)        There has been no material adverse change, financial or otherwise, in the condition of Assignee from that submitted to Lender by Assignee or in any supporting data submitted therewith, and all of the information contained therein is materially true and correct.

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(d)        To the best of Assignee’s knowledge, there is no claim, investigation, litigation or condemnation proceeding pending or threatened against Assignee except as heretofore disclosed in writing to Lender.

(e)        To the best of Assignee’s knowledge, there is no judgment, decree, or order of any court or governmental or administrative agency or instrumentality which has been issued against Assignee and which has or may have any material adverse effect on the business of Assignee, except as have been heretofore disclosed to Lender in writing.

(f)        This Assumption and all other documents required to be executed by Assignee pursuant to the terms hereof have been duly authorized, executed and delivered and this Assumption and the Loan Documents constitute valid and binding obligations of Assignee enforceable in accordance with their respective terms. No approval, consent, order or authorization of any governmental authority and no designation, registration, declaration or filing with any governmental entity is required in connection with the execution and delivery by Assignee of this Assumption or the assumption of the Loan Documents.

(g)        To the best of Assignee’s knowledge, the assumption of the Loan Documents will not violate or contravene any agreement, indenture, or instrument to which Assignee is a party or by which it may be bound, or be in conflict with, result in a breach of, or constitute a default under any such agreement, indenture, or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the property or assets of Assignee except as contemplated by the provisions of the Loan Documents, and no action or approval with respect thereto by any third person is required.

(h)        Assignee hereby remakes all of the representations and warranties contained in Section 1.1 of the Mortgage; provided, however, that the following representations and warranties shall be amended as set forth below:

(i)        Section 1.1(b) of the Mortgage is hereby amended to make reference to the Title Policy and Permitted Encumbrances as updated by endorsement or as issued effectively dated as of the date of this Assumption.

(ii)       The second sentence of Section 1.1(o) of the Mortgager is hereby revised to read as follows: “To the best of Assignee’s knowledge, there has been no labor or materials furnished to the Premises that has not been paid for in full.”

(iii)      Sections 1.1(x) and 1.1(y) of the Mortgage shall be qualified to the best of Assignee’s knowledge.

11.        Modification of Mortgage.   In connection with the transfer of the Mortgaged Property to Assignee and this Assumption, Assignee and Lender agree to modify the Mortgage as follows:

(a)        Mortgagor.   The Mortgagor under the Mortgage shall be GIT IMESON PARK FL, LLC, a Delaware limited liability company.

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(b)        References.  Without limiting the generality of any of the liabilities and obligations assumed by Assignee hereby, Lender, Assignor and Assignee agree that, to the extent applicable, (i) wherever the terms “undersigned” or “maker” appear in the Note, such references shall mean, in lieu of Assignor, the Assignee, (ii) that wherever the term “party of the first part” or “Mortgagor” or “Borrower” or “grantor” appears in the Mortgage, such reference shall mean, in lieu of Assignor, the Assignee, and (iii) that wherever the term “Borrower” or “assignor” appears in the Assignment, such reference shall mean, in lieu of Assignor, the Assignee.

(c)        Due on Sale.    The due on sale provisions contained in the fourth paragraph of Section 2.9 of the Mortgage (which begin with the words “Notwithstanding the above restrictions” and end with the words “The right to make a One-Time Third Party Transfer by the original Mortgagor may be exercised only with Mortgagee’s prior approval of the matters that require its approval, or as to which it is required to be satisfied, as provided above.”) are hereby deleted in their entirety, as the conveyance of the Mortgaged Property to Assignee is the One-Time Third Party Transfer permitted by such provisions, and the following shall be substituted therefor:

Notwithstanding the above restrictions, transfers of direct and/or indirect equity interests in Global Income Trust, Inc., a Maryland corporation (“GIT”), an affiliate of Mortgagor and the guarantor of the obligations of the Mortgagor under the Note, resulting from a public offering, sale of publicly-traded shares, “privatization”, merger, reverse merger or similar event shall be permitted without the prior written consent of Mortgagee.

Section 2.9(b) of the Mortgage is hereby deleted in its entirety and there is substituted therefor the following:

(b)        Provided that no Event of Default (as such term is hereinafter defined) has occurred and is continuing hereunder, transfers of direct and/or indirect equity interests in Mortgagor shall be permitted without the prior written consent of Lender, provided that:

(i)        other than in connection with a transfer, conveyance or pledge of a direct interest in a Qualified Equityholder, and except (a) as may be otherwise prohibited by applicable law or (b) for a transfer or transfers of publicly traded stock, and issuances of stock to the public which is the subject of or is exempt from filing(s) with the U.S. Securities and Exchange Commission, Borrower shall provide not less than ten (10) days prior written notice to Lender; and

(ii)        no such transfer shall result in a Change of Control.

For the avoidance of doubt, equity transfers of interests in Mortgagor among Affiliates of GIT shall be permitted without the consent of Mortgagee subject to the other terms set forth herein

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“Affiliate” means any Person directly or indirectly in Control of or Controlled by, or under direct or indirect common Control with, another Person.

“Change of Control” means the occurrence of the failure of Mortgagor to be Controlled by one or more Qualified Equityholders.

“Control” of any entity means the ownership, directly or indirectly, of at least 51% of the equity interests in, and the right to at least 51% of the distributions from, such entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through the ability to exercise voting power, by contract or otherwise (subject, however, to such customary veto and/or voting approval rights as may be granted to any other direct or indirect equityholders of such entity) (“Controlled” and “Controlling” each having the meaning correlative thereto).

“Governmental Authority” means any federal, state, county, regional, local or municipal government, any bureau, department (including any state department of health), agency or political subdivision thereof and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any court).

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association or Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Qualified Equityholder” means GIT, successor entities to GIT resulting from a public offering, sale of publicly-traded shares, “privatization”, merger, reverse merger or similar event.

There is hereby added to the Mortgage a new Section 2.9(c) as follows:

(c)        In the event that without the written consent of Mortgagee being first obtained CNL Global Income Advisors, LLC or an affiliate of CNL Global Income Advisors, LLC ceases to be the Advisor (as hereinafter defined) of GIT, then such event shall be an Event of Default; provided however, that such event shall not be an Event of Default if (i) at the time that CNL Global Income Advisors, LLC or an affiliate of CNL Global Income Advisors, LLC ceases to be the Advisor, the shareholder’s equity of GIT, or the successor entity to GIT resulting from a public offering, sale of publicly-traded shares, “privatization”, merger, reverse merger or similar event, is equal to or greater than $34,000,000 as shown on the audited financial statements of GIT or such successor entity prepared in accordance with generally accepted accounting principles, consistently applied, and (ii) Mortgagor pays to Mortgagee a transaction fee equal to one percent (1%) of the principal balance outstanding under the Note at such time. If at the time of the proposed cessation or termination of CNL Global Income Advisors, LLC or an affiliate of GIT Global Income Advisors, LLC as the Advisor, the shareholder’s equity is less than $34,000,000, such proposed termination or cessation shall require the written consent of Mortgagee and the payment by Mortgagor to Mortgagee of a transaction fee equal to one percent

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(1%) of the principal balance outstanding under the Note at such time. As used herein, the term “Advisor” shall mean the entity which is responsible for managing the day to day affairs of GIT and for identifying and making acquisitions and investments on behalf of GIT pursuant to an advisory agreement.

(d)        Notices.    Notices shall be delivered in the manner prescribed in the Mortgage to the parties addressed as follows, and the name and address of Mortgagor and is hereby amended as follows:

If to Mortgagor:	GIT IMESON PARK FL, LLC 450 S. Orange Avenue Orlando, Florida 32801
Attention: Steven D. Shackelford, Chief Financial Officer

(e)        ACH Payments.   Notwithstanding anything in the Note or the Mortgage to the contrary, at any time throughout the term of the Loan, Lender may require that Assignee pay amounts owing under the Note and Mortgage to Lender or its designee by way of an Automated Clearinghouse transactions (ACH) and shall sign forms related thereto at such time.

(f)        Modification of Description of the Mortgaged Property and Spreading of the Lien of the Mortgage.   The Mortgage, Assignment, and other Loan Documents are all amended to substitute for the description of the Real Property in the Mortgage and for the description of the Premises in the Assignment and the other Loan Documents originally set forth in the Mortgage, Assignment and Loan Documents the description of the property set forth on Exhibit “A” attached to this Assumption and Modification and Spreader Agreement, to the same end and with the same force and effect so that the lien of the Mortgage, Assignment, and other Loan Documents shall now extend to, encumber, and include, as if originally set forth in the Mortgage, Assignment, and Other Loan Documents as part of the Real Property or Premises, as the case may be, all of the property described on Exhibit “A" attached to this Assumption and Modification and Spreader Agreement, including without limitation any portion of the property described on Exhibit “A" attached to this Assumption and Modification and Spreader Agreement which was not originally included in and encumbered by the Mortgage, Assignment and other Loan Documents. To the extent (but only to the extent) not included in the property described in the description attached to this Assumption and Modification and Spreader Agreement as Exhibit “A”, any real property or interests in real property described in the Mortgage, Assignment and other Loan Documents is hereby released and discharged from the Mortgage, Assignment, and other Loan Documents. Assignee hereby gives, grants, bargains, sells, warrants, aliens, remises, releases, conveys, assigns, transfers, mortgages, hypothecates, deposits, pledges, sets over and confirms unto the Lender all of Assignee’s estate, right, title and interest in, to and under all of the property described on Exhibit “A" attached to this Assumption and Modification and Spreader Agreement.

(g)        There is hereby added to the end of Section 6.1 of the Mortgage the following:

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Mortgagor, promptly upon the demand of Mortgagee, shall obtain an estoppel certificate from any tenant occupying any portion of the Premises, setting forth such matters as Mortgagee may reasonably require, including without limitation if applicable that such tenant has exercised an option to extend the term of its lease and that any and all other conditions contained in their lease associated with such option to extend the term of such lease have been duly fulfilled.

12.       Further Assurances.    Assignor and Assignee shall execute, acknowledge, and deliver all such instruments, and take all such action as may be necessary to further assure Lender the rights and obligations assigned and reserved hereby and the full benefits hereof and to preserve and protect this Assumption and all of the rights, powers, and remedies of Lender provided for herein. The Assignee does acknowledge, covenant and agree that the Mortgage secures the Note, as well as other indebtedness, that it is a first lien upon the Property, that there are no other liens or claims against the Property and the Assignee agrees to pay all the indebtedness secured by the Mortgage at the time and in the amount contemplated in it and further agrees to perform, comply with and abide by each and every stipulation, agreement, covenant and condition of the Mortgage and nothing contained herein shall waive, annul, vary or affect any provisions, conditions, covenants or agreements contained in the Note or the Mortgage.

13.       Continuation of First Mortgage Lien.    All of the property described in Mortgage shall in all respects remain subject to the lien, charge and encumbrance of Mortgage and nothing herein contained or done shall affect the lien, charge or encumbrance of the Mortgage, or the priority thereof over other liens, charges, encumbrances or conveyances.

14.       Assignee’s Review of Documents.   Assignee acknowledges that it has received, reviewed and approved the Loan Documents, subject to the revisions thereto set forth in this Assumption.

15.       Future Transfers or Assignments.    Except as otherwise provided in Section 11(c) of this Assumption, Assignor and Assignee acknowledge that Lender’s consent to the transfer and this Assumption does not constitute a consent by Lender to any future transfer, conveyance, or assignment of any right, title, or interest under the Loan Documents and such transfers, conveyances and assignments are subject to the provisions of the Loan Documents.

16.       Validity of Assignment.    Assignor and Assignee acknowledge that this Assumption shall have no force, effect or validity unless Assignor and Assignee consummate the transfer.

17.       Successor and Assigns.   This Assumption shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

18.       Reservation of Rights.   All Lender’s rights against all parties, including but not limited to all parties secondarily liable, are hereby reserved.

19.       Governing Law.    This Assumption shall be governed by and construed in accordance with the laws of the State of Florida.

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20.       Attorneys’ Fees.   In the event of the bringing of any action or suit by a party hereto against another party hereto by reason of any breach of any of the covenants, conditions, agreements, or provisions on the part of the other party arising out of this Assumption, the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including attorneys’ fees and court costs.

21.       Counterparts.   This Assumption may be executed in several counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

22.       Captions, Gender, and Number.   Any section, paragraph, title or caption contained in this Assumption is for convenience only and shall not be deemed a part of this Assumption. As used in this Assumption, the masculine, feminine, or neuter gender, and the singular or plural number shall each be deemed to include the others whenever the context so indicates.

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Loan No. 100009090

IN WITNESS WHEREOF, the undersigned has executed this Assumption as of the 12th day of October, 2012.

ASSIGNOR:	IMESON WEST I, LLC, a Florida limited liability company

	By:	/S/ Daniel B. Webb
Daniel B. Webb, Manager

STATE OF FLORIDA

COUNTY OF ORANGE

The foregoing instrument was acknowledged before me this 11th day of October, 2012 by DANIEL B. WEBB, as Manager of IMESON WEST I, LLC, a Florida limited liability company, on behalf of the company. He [X] is personally known to me or [       ] produced                                          as identification.

/S/ Mark G. Rowland
Notary Public

Print Name:	Mark G. Rowland

My commission expires:	7/8/2014

[SIGNATURE PAGE TO ASSUMPTION AND MODIFICATION AGREEMENT]

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ASSIGNEE:	GIT IMESON PARK FL, LLC,
a Delaware limited liability company

By:	/S/ Robert A. Bourne

Name:	Robert A. Bourne

Title:	President

STATE OF FLORIDA

COUNTY OF ORANGE

The foregoing instrument was acknowledged before me this 11th day of OCTOBER, 2012 by Robert A. Bourne, as President of GIT IMESON PARK FL, LLC, a Delaware limited liability company, on behalf of the company. He [_X_] is personally known to me or [      ] produced                                          as identification.

/S/ Linda A. Scarcelli
Notary Public

Print Name:	Linda A. Scarcelli

My commission expires:	04/25/2015

[SIGNATURE PAGE TO ASSUMPTION AND MODIFICATION AGREEMENT

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LENDER:

THRIVENT FINANCIAL FOR LUTHERANS,
a Wisconsin corporation

By:	/S/ Paul R. Binder

Name:	Paul R. Binder

Title:	Assistant Vice President

STATE OF MINNESOTA

COUNTY OF HENNEPEN

The foregoing instrument was acknowledged before me this 11th day of October, 2012 by Paul R. Binder, of THRIVENT FINANCIAL FOR LUTHERANS, a Wisconsin corporation, on behalf of the corporation. He/she [He] is personally known to me or [      ] produced                                          as identification.

/S/ Debra Ruth Schwandt
Notary Public

Print Name:	Debra Ruth Schwandt

My commission expires:	January 31, 2015

[SIGNATURE PAGE TO ASSUMPTION AND MODIFICATION AGREEMENT]

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EXHIBIT “A”

DESCRIPTION OF MORTGAGED PROPERTY

[Omitted as not necessary to an understanding of the Agreement]

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